SUB-ITEM 77C:
Matters submitted to a vote of security
holders (Proxy)


RMK FUNDS

Proxy Results (Unaudited)

At a Special Meeting of stockholders held on July 11, 2008, the following votes were recorded for RMK
Advantage Income Fund, Inc., RMK High Income Fund,
Inc., RMK Multi-Sector High Income Fund, Inc., and
RMK Strategic Income Fund, Inc. The proposals, which stockholders were asked to vote on, are explained in further detail in the proxy statement dated May 20, 2008:

RMK Advantage Income Fund, Inc.

1. Approval of a new investment advisory agreement between Hyperion Brookfield Asset Management, Inc.
and RMK Advantage Income Fund, Inc.

Shares Voted For 14,558,888
Shares Voted Against 1,191,993
Shares Voted Abstain 1,120,268

2. To elect to the Board of Directors

Total Shares 32,481,735

Shares Voted

Shares 29,524,461
% of Total 90.8956%

BIRCH
Shares For 27,775,650
% of Votes Cast 94.0767%
DRAKE
Shares For 27,774,590
% of Votes Cast 94.0731%
LAI
Shares For 27,775,787
% of Votes Cast 94.0772%
MCFARLAND
Shares For 27,786,264
% of Votes Cast 94.1127%
SALVATORE
Shares For 27,773,037
% of Votes Cast 94.0679%


RMK High Income Fund, Inc.

1. Approval of a new investment advisory agreement between Hyperion Brookfield Asset Management, Inc.
and RMK High Income Fund, Inc.

Shares Voted For 11,194,550
Shares Voted Against 607,313
Shares Voted Abstain 329,919

2. To elect to the Board of Directors

Total Shares 23,972,004

Shares Voted

Shares 22,375,241
% of Total 93.3391%

BIRCH
Shares For 21,345,037
% of Votes Cast 95.3958%
DRAKE
Shares For 21,346,917
% of Votes Cast 95.4042%
LAI
Shares For 21,344,460
% of Votes Cast 95.3932%
MCFARLAND
Shares For 21,348,517
% of Votes Cast 95.4113%
SALVATORE
Shares For 21,335,852
% of Votes Cast 95.3547%


RMK Multi-Sector High Income Fund, Inc.

1. Approval of a new investment advisory agreement between Hyperion Brookfield Asset Management, Inc.
and RMK Multi-Sector High Income
Fund, Inc.

Shares Voted For 16,805,254
Shares Voted Against 1,374,619
Shares Voted Abstain 668,301

2. To elect to the Board of Directors

Total Shares 36,662,828

Shares Voted

Shares 32,071,182
% of Total 87.4760%

BIRCH
Shares For 31,021,637
% of Votes Cast 96.7275%
DRAKE
Shares For 31,022,997
% of Votes Cast 96.7317%
LAI
Shares For 31,037,343
% of Votes Cast 96.7764%
MCFARLAND
Shares For 31,026,087
% of Votes Cast 96.7413%
SALVATORE
Shares For 31,008,061
% of Votes Cast 96.6851%


RMK Strategic Income Fund, Inc.

1. Approval of a new investment advisory agreement between Hyperion Brookfield Asset Management, Inc.
and RMK Strategic Income Fund, Inc.

Shares Voted For 13,203,357
Shares Voted Against 809,784
Shares Voted Abstain 697,662

2. To elect to the Board of Directors

Total Shares 28,992,070

Shares Voted

Shares 26,651,824
% of Total 91.9280%

BIRCH
Shares For 24,435,276
% of Votes Cast 91.6833%
DRAKE
Shares For 24,444,549
% of Votes Cast 91.7181%
LAI
Shares For 24,442,776
% of Votes Cast 91.7115%
MCFARLAND
Shares For 24,445,625
% of Votes Cast 91.7221%
SALVATORE
Shares For 24,438,460
% of Votes Cast 91.6953%